Exhibit 21.1
SUBSIDIARIES

ACCO Brands Corporation, a Delaware corporation, had the domestic and international subsidiaries shown below as of December 31, 2018. Certain domestic and international subsidiaries are not named because they were not significant in the aggregate. ACCO Brands Corporation has no parent.

Name of Subsidiary	Jurisdiction of Organization

U.S. Subsidiaries:
ACCO Brands International, Incorporated	Delaware
ACCO Brands USA LLC	Delaware
ACCO Europe Finance Holdings, LLC	Delaware
ACCO Europe International Holdings, LLC	Delaware
ACCO International Holdings, Inc.	Delaware
General Binding LLC	Delaware
GBC International, Incorporated	Nevada

International Subsidiaries:
ACCO Australia Pty. Limited	Australia
ACCO Brands Australia Holding Pty. Ltd.	Australia
ACCO Brands Australia Pty. Ltd.	Australia
Esselte Office Products GmbH	Austria
Esselte Business BVBA	Belgium
Tilibra Produtos de Papelaria Ltda.	Brazil
ACCO Brands C&OP Incorporated	Canada
ACCO Brands Canada Incorporated	Canada
ACCO Brands Canada LP	Canada
ACCO Brands CDA Ltd.	Canada
Esselte Rapid Stationery (Shanghai) Company Limited	China
Esselte SRO	Czech Republic
Esselte ApS	Denmark
ACCO Brands Europe Holding LP	England
ACCO Brands Europe Limited	England
ACCO Europe Finance LP	England
ACCO Europe Limited	England
ACCO UK Limited	England
ACCO-Rexel Group Services Limited	England
Esselte Limited	England
Esselte UK Limited	England
ACCO Brands France SAS	France
Esselte SAS	France
ACCO Deutschland GmbH & Co. KG	Germany
Esselte Leitz GmbH & Co KG	Germany

Name of Subsidiary	Jurisdiction of Organization

ACCO Asia Limited	Hong Kong
Esselte Srl	Italy
ACCO Brands Japan K.K.	Japan
Esselte European Holdings (Luxembourg) Sarl	Luxembourg
ACCO Mexicana S.A. de C.V.	Mexico
GOBA Internacional S.A. de C.V	Mexico
Servicios Empresariales Garantizados, S.A. de C.V	Mexico
Servicios Empresariales Gomra, S.A. de C.V	Mexico
ACCO Brands Benelux BV	Netherlands
ACCO Nederland Holding BV	Netherlands
Esselte BV	Netherlands
ACCO Dutch Finance Holdings CV	Netherlands
ACCO Dutch Finance CV	Netherlands
ACCO Dutch International CV	Netherlands
ACCO Electra Dutch CV	Netherlands
ACCO New Zealand Limited	New Zealand
Esselte Polska Sp. z o. o.	Poland
ACCO Brands Portuguesa Lda	Portugal
Esselte SA	Spain
Esselte AB	Sweden
Esselte Group Holdings AB	Sweden
Esselte Sverige AB	Sweden
Isaberg Rapid AB	Sweden